EXHIBIT 99.1
News Release

Contacts:
Media - Barry L. Racey, Director, Government and Public Relations (513) 425-2749
Investors - Roger K. Newport, Sr. Vice President, Finance and Chief Financial Officer (513) 425-5270

AK Steel to Build World-Class Research and Innovation Center;
Names New Vice Presidents of Research and Innovation, and Sales and Customer Service

WEST CHESTER, OH, February 23, 2015 - AK Steel (NYSE: AKS) today announced that it will build a new, world-class Research and Innovation Center in Middletown, Ohio. The 120,000 square foot facility will be constructed on a 15-acre site located in the Cincinnati - Dayton growth corridor along
Interstate 75. The estimated project cost is $36 million.
The new Research and Innovation Center will replace the company’s existing research facility that is located at another site in Middletown. AK Steel’s largest steel manufacturing plant is also in Middletown, and the company’s corporate headquarters is in nearby West Chester, Ohio, a northern suburb of Cincinnati.
“Construction of this new Research and Innovation Center underscores AK Steel’s strong commitment to the future of steelmaking in America and to our company’s continued industry leadership as a technological innovator in the steel business,” said James L. Wainscott, Chairman, President and CEO of AK Steel. “The new center will be customer-focused, providing advanced technical support to our valued customers, as well as developing new and improved steel products for a number of our markets.”
Mr. Wainscott noted, “Our talented researchers, scientists and engineers are already working to develop such innovative products as next-generation Advanced High Strength Steels to help automotive customers design lighter, more fuel-efficient vehicles that maintain superior strength and safety performance, high efficiency electrical steels that will help the nation’s electricity grid become more energy-efficient, and new stainless steels that offer superior corrosion resistance for a wide variety of applications. The new research and innovation center will enhance our capabilities to bring these products to the marketplace.”
Mr. Wainscott added, “We greatly appreciate the support and cooperation of the State of Ohio, City of Middletown, Warren County Port Authority, JobsOhio, and REDI (Regional Economic Development Initiative) Cincinnati, in helping to make this project a reality. While we considered strong proposals from a number of locations, including several in other states, we are very pleased that Middletown - where our company was founded more than 100 years ago - emerged as the clear best option for this investment in AK Steel’s future.”
The new facility will be home to the company’s approximately 75 researchers, scientists and engineers who will perform cutting-edge research, applications engineering, advanced engineering, product development, and customer technical services. The facility will also house pilot lines that simulate the company’s steel manufacturing operations, ranging from melting and casting, to hot- and cold-rolling, to final finishing. The pilot lines are used for research, enhancing existing products, problem-solving in production, and experimentation for new and improved products.
AK Steel said groundbreaking for its new research and innovation center is planned for the late spring or early summer of 2015. The project is subject to final state and local government approvals.
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Executive Announcements
In conjunction with today’s announcement that AK Steel will build a new Research and Innovation Center, the company also announced two changes in executive leadership, effective immediately:

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Eric S. Petersen, 46, has been named Vice President, Research and Innovation. Mr. Petersen was previously Vice President, Sales and Customer Service. “Eric brings extensive customer-oriented research and technical experience to this critical new position for our company,”

Mr. Wainscott said. “We look forward to his valuable leadership as we construct our new facility and focus our company’s research and innovation efforts going forward.”

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Scott M. Lauschke, 45, has been named Vice President, Sales and Customer Service. Mr. Lauschke joins AK Steel from his previous position as Vice President and General Manager of AFGlobal Corporation and spent 15 years at The Timken Company in a variety of leadership roles. Mr. Wainscott said, “We welcome Scott to AK Steel. His strong sales background, leadership skills and industry experience will help ensure that we continue to achieve our goal of serving customers better than any other steelmaker.”

Mr. Petersen has been appointed to the newly-created position of Vice President of Research and Innovation. In this role, he will have overall responsibility for the design and construction of the new facility, and he will lead AK Steel’s efforts to provide outstanding technical service to our customers, continually improve our existing product offerings, and develop new and innovative steel products for the future. He will have responsibility for the Customer Technical Services, Product Development and Applications Engineering, Research and Innovation, and Research Planning functions. He will report to Jim Wainscott.
Mr. Petersen began his career with the company in 1991 at Middletown Works, rising to various operating and quality control positions in the 1990’s. He was promoted to General Manager, Rockport Works in the year 2000, and became General Manager, Carbon Steel Technology in 2004. He was named General Manager, Quality Assurance in 2006, Director, Customer Technical Services and Research in 2007, Director, Research and Innovation in 2010, and Director of Specialty and International Sales in 2012. He was named Vice President, Sales and Customer Service in 2013.
He is a past member of the Board of Directors of Hill Top Equestrian Center, a non-profit organization dedicated to reaching at-risk youth, and has held numerous other volunteer leadership positions working with at-risk youth and providing equi-therapy to children with disabilities.
Mr. Petersen holds a Bachelor of Science degree in Metallurgical and Materials Science Engineering from the Colorado School of Mines.

Mr. Lauschke joins AK Steel with more than 20 years of experience in sales, customer service and operations in the metals industry. He will have responsibility for leading the Sales and Customer Service organization, including Carbon and Specialty Steel Sales, as well as Inside Sales, Customer Service and Inventory Planning, Products, Sales Planning and Coordination, and AK Steel International activities. He will report to Jim Wainscott.
Mr. Lauschke’s most recent position was Vice President and General Manager of AFGlobal Corporation, a manufacturer of engineered products serving oil and gas, power generation, transportation, and industrial markets. He had full responsibility for the firm’s Steel Industries subsidiary, including sales and marketing and strategic business development. Prior to that, he was employed by The Timken Company in its Alloy Steel Business, most recently as General Sales Manager, Industrial. In this role, he managed top-line results and led commercial strategy development for Timken’s largest business unit. His prior roles at Timken included Operations Manager, Special Finishing, along with Sales Engineer and Account Manager, and Market Manager. Previously, he was a Customer Service Engineer for Caparo Steel, and a Product Engineer and Process Engineer with Republic Engineered Steel.
He has been active in his church, serving as a catechist, parish pastoral council member, and in a number of other activities. In addition, he has volunteered as a coach for youth basketball and baseball, and also served with Habitat for Humanity and the Girl Scouts. Mr. Lauschke holds a Bachelor of Science degree in Metallurgical Engineering from the Illinois Institute of Technology and an MBA from the University of Chicago.
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A Heritage of Innovation
For more than a century, the company has been an industry leader in steel innovation. In 1910, AK Steel’s predecessor company, Armco, Inc., established the first facility in the steel industry devoted entirely to research, and the company has been on the leading edge of steel technology ever since.
The many products and processes developed by the company throughout its history include pioneering the world’s first continuous hot rolling sheet mill in the 1920’s. Its trailblazing research also led to the development of various types of electrical steels used in power transmission and distribution equipment. The company helped revolutionize the automotive exhaust market in the 1990’s with the introduction of specific types of aluminized stainless steels.
In recent years, AK Steel introduced ULTRALUME®, an Advanced High Strength Steel designed to improve safety and light weighting of structural components in vehicles, and CHROMESHIELD® 22, a new nickel-free stainless steel with enhanced benefits and stable pricing for customers in the automotive and food service markets.

AK Steel
AK Steel is a world leader in the production of flat-rolled carbon, stainless and electrical steel products, primarily for automotive, infrastructure and manufacturing, construction and electrical power generation and distribution markets. Headquartered in West Chester, Ohio (Greater Cincinnati), the company employs approximately 8,000 men and women at eight steel plants, two coke plants and two tube manufacturing plants across six states: Indiana, Kentucky, Michigan, Ohio, Pennsylvania and West Virginia. Additional information about AK Steel is available at www.aksteel.com.
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